UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) JUNE 15, 2005

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	Not Applicable

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA	L6T 5P6

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-0000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)(c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Robert J. Bartzokas, 54, has been appointed vice-president, audit of the registrant and Nortel Networks Limited (NNL), effective July 11, 2005. Mr. Bartzokas will receive a base salary of US$350,000 (per annum) and a bonus of US$150,000 to be paid by way of two equal installments, the first of which is to be paid within 30 days of commencing employment and the second of which is to be paid within 30 days of the first anniversary of commencing employment. Mr. Bartzokas will also be eligible for a target annual bonus of 60% of base salary under the annual bonus plan of NNL (the Nortel Networks Limited SUCCESS Incentive Plan), based on the generally applicable performance criteria under such plan. Mr. Bartzokas will be eligible to participate in certain other employee benefit plans and the registrant’s Executive Retention and Termination Plan in accordance with the generally applicable terms of such plans. The registrant also intends to recommend for approval a new hire grant of 175,000 stock options of the registrant for Mr. Bartzokas, subject to the terms and conditions of the applicable stock option plan of the registrant.

Mr. Bartzokas has over 30 years of accounting and auditing experience as a result of holding various positions in an accounting firm and senior positions in multi-national corporations. A certified public accountant, he is an expert in United States generally accepted accounting principles. Most recently, as Vice President, Audit & Compliance of Amerada Hess Corporation (Amerada) from January 1995 to June 2005, he was chiefly responsible for managing that company’s internal audit and compliance functions. In particular, while at Amerada, Mr. Bartzokas oversaw the internal audit function’s role in financial reporting in compliance with Sarbanes-Oxley requirements. He also played a key role in the creation of Amerada’s code of business conduct and ethics and was responsible for related compliance programs. Prior to his approximately 20 years with Amerada, Mr. Bartzokas was employed by Getty Oil Company for approximately eight years, where his most recent position was Audit Manager, a position he held from March 1979 to October 1984. In addition, prior thereto, Mr. Bartzokas spent approximately three years with Price Waterhouse, his most recent position being Senior Auditor in 1977.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/s/ Gordon A. Davies

Gordon A. Davies
Assistant General Counsel – Securities and Corporate Secretary

By:	/s/ William J. Donovan

William J. Donovan
Senior Vice-President, Human Resources

Dated: June 21, 2005